SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

Imation Corp.

(Name of Registrant as Specified In Its Charter)

Clinton Group, Inc.

Clinton Relational Opportunity, LLC

Clinton Relational Opportunity Master Fund, L.P.

GEH Capital, Inc.

George E. Hall

Joseph A. De Perio

Robert B. Fernander

Barry L. Kasoff

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CLINTON GROUP ISSUES LETTER TO SHAREHOLDERS OF IMATION

NEW YORK, April 10, 2015 /PRNewswire/ -- Today, Clinton Group, Inc. (“Clinton Group”), a stockholder of Imation Corp. ("Imation” or the "Company") (NYSE: IMN), issued an open letter to shareholders of Imation Corp. Clinton Group is seeking shareholder support to elect its nominees for the Company’s Class I slate of Directors.

“We are disappointed that the Company and its host of advisors (Houlihan Lokey, ICR, Innisfree and Dorsey & Whitney) have chosen the manner in which to debate the future of Imation evident in their shareholder letter this morning. We look forward to a referendum from shareholders regarding change that we believe is clearly warranted, and our nominees look forward to collaborating with the continuing Directors of the Company in a productive and professional manner,” said Joseph A. De Perio, Senior Portfolio Manager at Clinton Group.

About Clinton Group, Inc.

Clinton Group, Inc. is a diversified asset management firm that is a Registered Investment Advisor. The firm has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, CLINTON GROUP, INC., GEH CAPITAL, INC. AND GEORGE E. HALL (COLLECTIVELY, "CLINTON") AND JOSEPH A. DE PERIO, ROBERT B. FERNANDER AND BARRY L. KASOFF (TOGETHER WITH CLINTON, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF IMATION CORP. (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON WITH THE SEC ON MARCH 26, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: Clinton Group, Inc., +1-212-825-0400, imagineabetterimation@clinton.com

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April 10, 2015

To Our Fellow Stockholders of Imation Corp.:

We are investors alongside you in Imation Corp. (“Imation” or the “Company”) and have expended considerable time and resources in our quest to improve the Company. We pledge to you as we continue to solicit your votes – Clinton Group, Inc. (“Clinton Group”) and its partners in this proxy contest will only present facts and our opinions and not misrepresent the Company in our efforts to obtain your support. In our many years of seeking improvements to Corporate America in our proxy contests and other engaged shareholder activities, we believe we have handled ourselves professionally and have not resorted to baseless assertions, ad hominen attacks, and speculative hearsay.

In that vein, let’s clear up a few things from the Company’s letter this morning.

1.	First and foremost, we are not seeking control of the Company or the Board of Directors. The Company has a multi-class Board of Directors, and three directors are up for election this year. Upon our prevailing in a proxy contest, and after an expedited diligence period in which our nominees pledge to work on-site with the Company’s management team, our nominees look forward to engaging in lively debate with their fellow directors to steer the Company into a better direction. Our three director nominees – two of whom are unaffiliated with Clinton Group – could not control the Company on their own even if they wanted to.

2.	We have no intention of raising any equity capital into the Company to dilute existing shareholders, as we, in fact, are a shareholder. In our view, this makes little corporate finance sense given the Company’s cash position.

3.	We have no intention of making add-on acquisitions at the Company today. Again, this makes little corporate finance sense to us given the precarious nature of the Company’s operations today. In comparing the current enterprise value of $72 million versus the capital deployed for acquisitions during the current Chairman’s tenure at the Company of $829 million, we conclude that it would be better to fix what we have.

4.	Clinton Group is indeed in the business of acquiring companies and indeed has a special purpose acquisition company named ROI Acquisition Corp. II (“ROI”) with $125 million in capital. This is a separate business within Clinton Group and has no relevance to the situation at Imation. We have no intention of purchasing – through any ROI or any other vehicle – any of the assets of Imation, nor have we stated anything to that effect in any of our materials to shareholders. In fact, our prospectus for ROI Acquisition Corp. II clearly states we are focused on purchasing a consumer-facing business or an asset management business with strong free cash flow, proven management and attractive growth prospects. Unfortunately, in the case of Imation, all three of those aforementioned boxes are unchecked.

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5.	Lastly, and perhaps most importantly, we have spent considerable time and effort formulating our proposed “path forward.” In fact, we devote a substantial portion of our preliminary proxy statement filed on March 26, 2015 to such a plan. We look forward to releasing a detailed powerpoint presentation early next week elaborating on these matters, and we appreciate our fellow shareholders’ feedback and proposed refinements. On the other hand, the Company’s preliminary proxy statement filed on April 6, 2015 is over 89 pages, 55% of which is devoted to a discussion on executive and director compensation. The lone portion of the document with the section header “Background to the Board’s Recommendation in Favor of Imation’s Nominees” constitutes half of page 21 of the document. In reading the preliminary proxy and the letter this morning, I am left to believe that shareholders are being asked to “Trust the Board and the logic in the status quo. Things will get better.” This is certainly not sufficient in our view, and we demand better.

We do not know how management or its advisors came to what we view as the various mischaracterizations in their shareholder letter today. We are regretful that we are forced to spend this day addressing such mischaracterizations rather than focusing our efforts on refining our plans going forward and continuing conversations with our fellow shareholders and obtaining their feedback.

Based on our experience, it seems very early in the solicitation process to be grasping at straws. I think shareholders are better served hearing from management and the Board of Directors how they defend their track record at this point in the evaluation period and why, if the plan is to maintain the status quo, shareholder fortunes will be soon reversed.

We look forward to soliciting your vote in the following weeks and can be reached at (212) 825-0400 or at imagineabetterimation@clinton.com.

Thank you for your consideration,

Joseph A. De Perio